UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations and Financial Condition

On May 8, 2009, Liberty Media Corporation (the Company) issued a press release (the Earnings Release) setting forth information, including financial information regarding certain of its privately held assets, which is intended to supplement the financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations to be contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the Securities and Exchange Commission (the SEC) on May 8, 2009.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company’s results of operations or financial condition for the three months ended March 31, 2009, are being furnished to the SEC.

Item 8.01.  Other Events

Also, on May 8, 2009, the Company held an earnings call (the Earnings Call) and made available on its website a slide show presentation (the Slide Show) for reference during the Earnings Call.  In each of the Earnings Release, the Earnings Call and the Slide Show, the Company discussed the previously announced proposed split-off of a majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock and the previously announced business combination transaction with The DIRECTV Group, Inc.   The Earnings Release, the transcript from the Earnings Call and the Slide Show are all archived on or accessible from the Company’s website.

The portions of the Earnings Release, the portions of the transcript from the Earnings Call and the portions of the Slide Show that relate to the discussion of the proposed split-off and proposed business combination are being filed herewith as Exhibit 99.2 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and are hereby incorporated in this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name
99.1	Earnings Release dated May 8, 2009
99.2	Excerpts of communications relating to the proposed split-off and proposed business combination

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Earnings Release dated May 8, 2009
99.2	Excerpts of communications relating to the proposed split-off and proposed business combination